Exhibit 10.20

CHG HEALTHCARE SERVICES, INC.

NON-EMPLOYEE DIRECTOR STOCK PLAN

8.	Securities Registration		6

9.	Life of Plan		6

10.	Adjustment		7
	10.1.	Capital Structure	7
	10.2.	Sale or Merger	7
	10.3.	Fractional Shares	7

11.	Change in Control		7
	11.1.	Vesting of Awards	7
	11.2.	Cancellation of Options	7

12.	Amendment or Termination		8

13.	Miscellaneous		8
	13.1.	Stockholder Rights	8
	13.2.	No Rights Upon Termination of Service	8
	13.3.	Construction	8
	13.4.	Section 409A Compliance	8

ii

CHG HEALTHCARE SERVICES, INC.

NON-EMPLOYEE DIRECTOR STOCK PLAN

1. Background and Purpose

The purpose of this Plan is to promote the interests of CHG Healthcare Services, Inc. through the granting of Options and Restricted Stock to Non-Employee Directors in order to (a) attract and retain Non-Employee Directors, (b) provide an additional incentive to each Non-Employee Director to work to increase the value of Stock, and (c) provide each Non-Employee Director with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders.

2. Definitions

Each term set forth in this § 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

2.1. Award - an Option or Restricted Stock award.

2.2. Award Document - the agreement, certificate or other document that sets forth the terms and conditions of an Award.

2.3. Board - the board of directors of the Company.

2.4. Change in Control - a Change in Control shall be deemed to occur upon:

(a) the sale by the Company of all or substantially all of its assets or the consummation by the Company of any merger, consolidation, reorganization, or business combination with any person, in each case, other than in a transaction:

(1) in which persons who were shareholders of the Company (immediately prior to such sale, merger, consolidation, reorganization, or business combination) own, immediately thereafter, (directly or indirectly) more than 50% of the combined voting power of the outstanding voting securities of the purchaser of the assets or the merged, consolidated, reorganized or other entity resulting from such corporate transaction (the “Successor Entity”);

(2) in which the Successor Entity is an employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company; or

(3) after which more than 50% of the members of the board of directors of the Successor Entity were members of the Board at the time the Board approved the transaction;

(b) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the 1934 Act, including without limitation, Rule 13d-5(b)) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the 1934 Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 40% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(1) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company;

(2) an acquisition of voting securities by the Company or a person owned, directly or indirectly, by the holders of at least 50% of the voting power of the Company’s then outstanding securities in substantially the same proportions as their ownership of the stock of the Company; or

(3) an acquisition of voting securities pursuant to a transaction described in paragraph (a) above that would not be a Change in Control under paragraph (a);

for purposes of clarification, an acquisition of the Company’s securities by the Company that causes the Company’s voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of the Company’s then outstanding voting securities is not to be treated as an “acquisition” by any person or group for purposes of this paragraph (b);

(c) as a result of or in connection with a contested election of directors, the persons who were directors of the Company immediately before such election cease to constitute at least a majority of the Board; or

(d) a liquidation or dissolution of the Company other than in connection with a transaction described in paragraph (a) above that would not be a Change in Control thereunder.

Except as otherwise specifically defined in this § 2.4, the term “person” shall mean an individual, corporation, partnership, trust, association or any other entity or organization.

2.5. Code - the Internal Revenue Code of 1986, as amended.

2.6. Committee - the Compensation & Management Development Committee of the Board.

2.7. Company - CHG Healthcare Services, Inc. and any successor thereto.

2.8. Non-Employee Director - any member of the Board who is not an employee of the Company or any Subsidiary or Parent.

2.9. Disability - “permanent and total disability” as defined in §22(e)(3) of the Code.

2.10. Effective Date - the date this Plan is approved by the stockholders of the Company.

2.11. Exercise Price - the price to purchase one share of Stock upon the exercise of an Option.

2.12. Fair Market Value - as of any date, the average of the reported high and low sales price of the Stock on the Nasdaq Global Market (or, if the Stock is not then quoted on such market, such other national securities exchange or market on which the Stock is then listed or quoted) on that date or, if no prices are reported on that date, on the most recent preceding date on which such prices are reported.

2.13. 1933 Act - the Securities Act of 1933, as amended.

2.14. 1934 Act - the Securities Exchange Act of 1934, as amended.

2.15. Option - an option to purchase Stock granted pursuant to § 6.

2.16. Parent - any corporation that is a parent corporation of the Company within the meaning of Code § 424(e).

2.17. Plan - this Non-Employee Director Stock Plan.

2.18. Qualified Retirement - retirement by a Non-Employee Director if (a) such Non-Employee Director’s retirement is effective at the end of his or her current term, (b) at the time of retirement, such Non-Employee Director has continuously served as a director of the Company for at least five years, (c) at the time of retirement, such Non-Employee Director is at least age 65 and (d) such Non-Employee Director gives the Board notice of such retirement at least seven months in advance.

2.19. Restricted Stock - Stock granted pursuant to § 5.

2.20. Rule 16b-3 - the exemption provided by Rule 16b-3 under the 1934 Act.

2.21. Stock - $.01 par value common stock of the Company.

2.22. Subsidiary - a corporation that is a subsidiary corporation of the Company within the meaning of Code § 424(f).

3. Shares Reserved Under Plan

There are 400,000 shares of Stock authorized for issuance under this Plan. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Award that remain unissued after the cancellation, expiration, exercise or exchange of the Award, and any shares subject to an Award that are forfeited, shall be available for use in future Awards under this Plan. In addition, any shares of Stock tendered to exercise an Option or to satisfy a withholding obligation shall be available for use in future Awards under this Plan.

4. Committee

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. For example, the Committee may delegate to any officers of the Company the power to carry out administrative duties with respect to this Plan. Any action of the Committee or its delegate shall be binding on the Company, on each affected Non-Employee Director and on each other person directly or indirectly affected by such action.

5. Restricted Stock

5.1. Grant. Each Non-Employee Director who is a member of the Board on the date that is 30 days following the date of the execution and delivery of the underwriting agreement with respect to the initial public offering of the Stock automatically shall be granted on such date a number of shares of Restricted Stock (rounded down to the nearest whole number) determined by multiplying (a) the quotient determined by dividing $40,000 by the Fair Market Value of a share of Stock on such date, by (b) a fraction, the numerator of which is 12 minus the number of whole months from the previous May 31 to the date of such grant and the denominator of which is 12. Thereafter, each Non-Employee Director who is a member of the Board immediately following an annual meeting of stockholders of the Company shall be granted on the date of such meeting a number of shares of Restricted Stock (rounded down to the nearest whole number) determined by dividing $40,000 by the Fair Market Value of a share of Stock on such date. If an individual commences service as a director other than by election at an annual meeting of stockholders and such director is a Non-Employee Director at the time of such commencement, such Non-Employee Director automatically shall be granted on the date of commencement of such service a number of shares of Restricted Stock determined by multiplying (a) the quotient determined by dividing $40,000 by the Fair Market Value of a share of Stock on such date, by (b) a fraction, the numerator of which is 12 minus the number of whole calendar months from the previous May 31 to the date the Non-Employee Director commences such service on the Board and the denominator of which is 12.

5.2. Vesting Conditions. A Restricted Stock Award will vest and become nonforfeitable with respect to (a) 50% of the shares of Restricted Stock comprising the Award (rounded down to the nearest whole number) on the date of the first annual meeting of stockholders of the Company following the date of grant of such Restricted Stock and (b) the remaining shares of Restricted Stock comprising the Award on the date of the second annual meeting of stockholders of the Company following the grant date, so long as the Non-Employee Director remains continuously in service as a Non-Employee Director through the applicable vesting date. In addition, Restricted Stock will vest and become nonforfeitable if the Non-Employee Director’s continuous service as a Non-Employee Director terminates as a result of death, Disability or Qualified Retirement. The Company or its agent may retain custody of the certificates representing Restricted Stock pending the satisfaction of such vesting conditions. As soon as practicable after the vesting of Restricted Stock, the Company shall take such action as may be necessary to cause the records of the Company to reflect that the Stock is no longer restricted and, if the Company or its agent retained physical custody of the certificates representing Stock, shall transfer custody of such Stock to the Non-Employee Director.

5.3. Dividends and Voting Rights. Any cash dividend declared on Restricted Stock granted to a Non-Employee Director shall be paid directly to such Non-Employee Director and any Stock dividend on such Restricted Stock shall be treated as additional Restricted Stock. A Non-Employee Director’s interest in any Stock dividend shall be forfeited or shall vest and become nonforfeitable at the same time as the Restricted Stock to which such dividend is attributable is forfeited or vests and becomes nonforfeitable. A Non-Employee Director shall have the right to vote Restricted Stock.

6. Options

6.1. Grant. Each Non-Employee Director who is a member of the Board on the date that is 30 days following the date of the execution and delivery of the underwriting agreement with respect to the initial public offering of the Stock automatically shall be granted on such date an Option to purchase a number of shares of Stock (rounded down to the nearest whole number) determined by multiplying 3.5 times the number of shares of Restricted Stock granted to the Non-Employee Director at such same time pursuant to § 5.1. Thereafter, each Non-Employee Director who is a member of the Board immediately following an annual meeting of stockholders of the Company shall be granted on such date an Option to purchase a number of shares of Stock (rounded down to the nearest whole number) determined by multiplying 3.5 times the number of shares of Restricted Stock granted to such Non-Employee Director at such same time pursuant to § 5.1. If an individual commences service as a director other than by election at an annual meeting of stockholders and such director is a Non-Employee Director at the time of such commencement, such Non-Employee Director automatically shall be granted on the date of commencement of such service an Option to purchase a number of shares of Stock (rounded down to the nearest whole number) determined by multiplying 3.5 times the number of shares of Restricted Stock granted to such Non-Employee Director at such same time pursuant to § 5.1.

6.2. Exercise Price. The Exercise Price of an Option shall equal the Fair Market Value of a share of Stock on the date the Option is granted. Except as provided in § 10, an outstanding Option may not be amended (directly or indirectly, for example, by exchange) to lower the Exercise Price thereof. The payment of the Exercise Price shall be either in cash or in shares of Stock, or in any combination of cash and Stock. A payment by a check or electronic funds transfer shall be treated as a payment in cash. In addition, a Non-Employee Director may pay the Exercise Price through any cashless exercise procedure acceptable to the Company. If approved by the Board, the Company may, in accordance with a Non-Employee Director’s instructions, transfer Stock acquired upon the exercise of an Option directly to a third party in connection with any arrangement made by the Non-Employee Director for financing the Exercise Price of such Option. The value of any Stock surrendered as payment in the Exercise of an Option shall be equal to the Fair Market Value of such Stock on the date such Stock is properly surrendered to the Company.

6.3. Exercise Period. An Option Award will vest and become exercisable with respect to (a) 50% of the shares of Stock subject to the Option (rounded down to the nearest whole number) on the date of the first annual meeting of stockholders of the Company following the date the Option was granted and (b) the remaining shares of Stock subject to the Option on the date of the second annual meeting of stockholders of the Company following the date the Option was granted, so long as the Non-Employee Director continuously serves as a Non-Employee Director through the applicable vesting date. In addition, the Option will vest and become exercisable if the Non-Employee Director’s continuous service as a Non-Employee Director terminates as a result of death, Disability or Qualified Retirement. The Option may be exercised by the Non-Employee Director (to the extent exercisable) during the period that the Non-Employee Director serves as a Non-Employee Director and for a period of 60 days after the Non-Employee Director ceases to serve as a Non-Employee Director, other than as a result of death or Disability; provided that in no event shall the Option be exercisable more than five years after its grant date. If the Non-Employee Director ceases to serve as a Non-Employee Director as a result of death or Disability, the Option may be exercised thereafter (to the extent exercisable) for a period of one year after the Non-Employee Director ceases to serve as a Non-Employee Director; provided that in no event shall the Option be exercisable more than five years after its grant date.

7. Nontransferability

Absent the Committee’s consent, (a) an Award shall not be transferable by a Non-Employee Director other than by will or by the laws of descent and distribution and (b) during a Non-Employee Director’s lifetime, an Award shall be exercisable only by the Non-Employee Director; provided, however, that the person or persons to whom an Award is transferred by will or by the laws of descent and distribution thereafter shall be treated as the participant under this Plan.

8. Securities Registration

Each Award Document shall provide that, upon the receipt of Stock, the Non-Employee Director shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Non-Employee Director under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Non-Employee Director; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock.

9. Life of Plan

This Plan automatically shall terminate on the earlier of (a) the tenth anniversary of the Effective Date or (b) the date on which all of the Stock authorized for issuance under § 3 has been issued and the forfeiture conditions with respect to any outstanding Restricted Stock Awards have been satisfied, and no Award shall be granted after such date. If the Plan terminates as a result of clause (a) of the preceding sentence, the outstanding Awards shall continue to be governed by the terms of this Plan until all outstanding Awards have been exercised in full or are no longer exercisable or forfeited or the conditions thereof satisfied.

10. Adjustment

10.1. Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, the Board shall adjust in an equitable manner (a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under § 3 and subject to Options or Restricted Stock and (b) the Exercise Price of Options, to reflect such change; provided, however, that no adjustment shall be made for the forward stock split effected in connection with the initial public offering of the Stock.

10.2. Sale or Merger. The Board as part of any corporate transaction, such as a merger, consolidation, acquisition or disposition of property or stock, extraordinary dividend, separation (including a spin-off), reorganization or partial or complete liquidation, shall have the right to adjust the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under § 3 and subject to Options (including the Exercise Price of such Options) or Restricted Stock.

10.3. Fractional Shares. If any adjustment under this § 10 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 10 by the Board shall be conclusive and binding on all affected persons.

11. Change in Control

11.1. Vesting of Awards. If a Non-Employee Director is required to resign or is removed at the time of or within one year after a Change in Control or is not nominated for re-election at the next annual meeting of stockholders of the Company following a Change in Control, then such Non-Employee Director’s shares of Restricted Stock will vest and become nonforfeitable with respect to 100% of such shares and such Non-Employee Director’s outstanding Options will vest and become exercisable with respect to 100% of the shares of Stock subject to such Options.

11.2. Cancellation of Options. Upon a Change of Control, each Option Award in the discretion and at the direction of the Board may be canceled unilaterally if (a) any restrictions on the exercise of the Option are waived before the Award is canceled such that the Non-Employee Director has the opportunity to exercise the Option in full before such cancellation, (b) the Company transfers to the Non-Employee Director that number of shares of Stock obtained by dividing (i) the excess of the Fair Market Value of the number of shares that remain subject to the exercise of such Option as of any date over the total Exercise Price by (ii) the Fair Market Value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (c) the Company transfers to the Non-Employee Director the same consideration that the Non-Employee Director otherwise would receive as a stockholder of the

Company in connection with such Change in Control if the Non-Employee Director held the number of shares of Stock that would have been transferable to him or to her under clause (b) above if such number had been determined immediately before such Change in Control.

12. Amendment or Termination

The Board in its discretion may terminate this Plan at any time but such termination shall have no effect on Awards then outstanding. The Board also may amend this Plan at any time and from time to time; provided that no amendment may be made that would impair the rights of an Award then outstanding without the consent of the holder of such Award; and provided further that the Board may not make any amendment that would materially increase the benefits accruing to participants under this Plan, increase the aggregate number of shares of Stock that may be issued under this Plan (other than an increase reflecting a stock dividend, stock split or similar recapitalization of the Company), change the class of individuals eligible to receive Awards under this Plan, or extend the maximum period during which Awards may be granted under this Plan, without the approval of the stockholders of the Company.

13. Miscellaneous

13.1. Stockholder Rights. No Non-Employee Director shall have any rights as a stockholder of the Company as a result of the grant of an Option prior to the exercise of such Option. A Non-Employee Director’s rights as a holder of Restricted Stock are as set forth in § 5.3.

13.2. No Rights Upon Termination of Service. The grant of an Award shall not confer on a Non-Employee Director any rights upon his or her termination of service on the Board in addition to those rights set forth in this Plan.

13.3. Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. The headings in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Delaware.

13.4. Section 409A Compliance. The Company intends that any Awards granted under this Plan either (a) comply (in form and operation) with § 409A of the Code and the regulations, rulings and other guidance issued thereunder (the “Requirements”) or (b) be exempt from the application of the Requirements. Any ambiguities in this Plan shall be construed to effect the intent as described in this § 13.5. If any provision of this Plan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.